Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Crescent Banking Company

We consent to the incorporation by reference in the registration statements No. 333-08545 on Form S-8 and No. 333-155654 on Form S-3 of Crescent Banking Company of our report dated April 1, 2010, with respect to the consolidated financial statements of Crescent Banking Company which reports appear in Crescent Banking Company’s 2009 Annual Report on Form 10-K.

/s/ Dixon Hughes PLLC

Atlanta, Georgia

April 1, 2010